UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On March 4, 2015, XOMA Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, the retirement of Fred Kurland as the Company’s Vice President, Finance, Chief Financial Officer and Secretary, effective as of April 3, 2015, and the appointment on February 26, 2015 of Tom Burns as the Company’s Chief Financial Officer, effective immediately upon Mr. Kurland’s retirement from the Company.

This Amendment No. 1 on Form 8-K/A amends and supplements the Initial Form 8-K and is being filed to provide updated compensation information as required pursuant to Item 5.02 on Form 8-K.

Compensation Arrangement of New Chief Financial Officer

On April 3, 2015, the Company’s Compensation Committee (the “Committee”) of the Board of Directors approved a new compensation arrangement consisting of cash, equity and severance components for Mr. Burns, effective as of the commencement of Mr. Burns’ employment as Chief Financial Officer of the Company, consisting of an annual base salary of $285,000 with an incentive cash compensation target payout equal to 35% of Mr. Burns’ annual base salary, pursuant to the Company’s Management Incentive Compensation Plan. Mr. Burns will also be entitled to severance payments equal to six months of Mr. Burns’ annual base salary upon his termination in certain circumstances. In the event of a change of control and Mr. Burns’ termination in certain circumstances and during certain periods prior to and after such change of control, Mr. Burns’ option and all other options granted to Mr. Burns by the Company will accelerate in full such that all unvested shares subject to the option shall be fully vested and Mr. Burns’ will be entitled to receive severance payments equal to his base salary plus his target bonus for such year of termination. The foregoing compensation arrangement for Mr. Burns is subject to the actual commencement of Mr. Burns’ employment as Chief Financial Officer of the Company and the execution of an Officer Employment Agreement (the “Employment Agreement”) and a Change of Control Severance Agreement (the “Change of Control Agreement”) by the Company and Mr. Burns.

The description of the compensation arrangements contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreement and the Change of Control Agreement, including the exhibits thereto, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 7, 2015	XOMA CORPORATION

		By:	/s/ Russell J. Wood
Russell J. Wood
Sr. Corporate Counsel & Corporate Secretary